                       SUPPLEMENTAL TAX SHARING AGREEMENT
                       ----------------------------------


          This SUPPLEMENTAL TAX SHARING AGREEMENT (this "Agreement"), dated as of September 13, 1996, is made and entered into by and between LOCKHEED
MARTIN CORPORATION, a Maryland corporation ("Lockheed Martin"), and MARTIN MARIETTA MATERIALS, INC., a North Carolina corporation ("Materials").

                                    RECITALS
                                    --------

          1. Materials is a New York Stock Exchange listed corporation. Lockheed Martin owns, directly or indirectly through its wholly owned subsidiary, Martin Marietta Investments, Inc., 37,350,000 shares (approximately 81% of the outstanding shares) of Materials Common Stock (as defined in Section 1.1).

          2. Lockheed Martin has determined to distribute all of the shares it owns in Materials to Lockheed Martin stockholders by means of a transaction (the "Transaction") intended to qualify as a Tax-Free Distribution (as defined in
Section 1.1).

          3. Due to compelling strategic business considerations, Lockheed Martin's and Materials' Boards of Directors have determined that it is in the best interests of the corporations and their stockholders and shareholders to effect the Transaction.

          4. The Board of Directors of Materials has determined that Materials will realize significant independent benefits as a result of the Transaction, which benefits will include, among other things: (a) facilitating the future issuance by Materials of its stock to finance strategic acquisitions in pursuit of its growth strategy; (b) permitting Materials to implement more effective management stock incentive programs and employee stock compensation programs;
(c) permitting Materials to have direct control over its administrative costs; and (d) allowing Materials' credit rating to be evaluated independently of Lockheed Martin's credit rating.

          4. Lockheed Martin and Materials desire to provide for the allocation of the tax liabilities that would result in the event of a Failure (as defined in Section 1.1).


          NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of Lockheed Martin and Materials, intending to be legally bound, hereby agrees as follows:


                                   ARTICLE I.
                          DEFINITIONS AND CONSTRUCTION
                          ----------------------------

          Section 1.1  Certain Definitions.  As used in this Agreement, the
                       -------------------
following terms shall have the meanings specified below:

          "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto, as in effect for the taxable period in question.

          "Distribution Tax" shall mean any federal or state tax imposed on a Person as a result of a Failure, together with any related interest, penalties or additions to tax.

          "Failure" shall mean the failure of the Transaction for any reason whatsoever to constitute a Tax-Free Distribution under Section 355 of the Code.

          "Fault" shall mean, with respect to each party, and except as otherwise provided by Section 2.3 of the Tax Assurance Agreement, responsibility for a Failure where (a) such party engaged in the conduct described in, or otherwise breached, any of the following sections of the Tax Assurance
Agreement: (i) in the case of Materials, Section 2.1, 2.2, 2.4 or 2.5 of the Tax Assurance Agreement or (ii) in the case of Lockheed Martin, Section 2.5 of the Tax Assurance Agreement and (b) but for such conduct or breach the Transaction would have been a Tax-Free Distribution; provided, however, that any misrepresentation by either party made in connection with the King & Spalding Opinion shall not constitute Fault. For purposes of clause (b) of the preceding sentence, in making the determination of whether conduct that is the subject of this Agreement is the "but for" cause of the Failure, the only conduct or action that could constitute the "but for" cause of the Failure is (y) if the government has determined a deficiency and issued a statutory notice of deficiency, any conduct or action identified in either the statutory notice of deficiency or the answer to Lockheed Martin's Tax Court petition, or in the answer to a suit for refund if the issue arises in that posture, as forming the basis for the government's position that there has been a Failure and, if a court of competent jurisdiction makes a final determination which is not subject to appeal that there has been a Failure, any conduct or action identified in the written decision of that court as a cause of the Failure and (z) in all other instances, any conduct or action so identified by the government in writing in connection with its examination of the Lockheed Martin tax return or any resulting administrative appeal (collectively, the "Identified Conduct"). For purposes of this Agreement, (a) no conduct or action other than Identified Conduct may be deemed to have caused the Failure, (b) the fact that Identified Conduct could constitute the "but for" cause of the Failure for purposes of this Agreement is not dispositive as to whether any particular Identified Conduct is in fact the "but for" cause of the Failure and such determination will be resolved between the parties by agreement or through litigation, and (c) the Transaction otherwise shall be deemed to have been a Tax-Free Distribution.

          "King & Spalding Opinion" shall mean the opinions of King & Spalding which will be delivered in connection with the closing of the Transaction stating that the Transaction will qualify as a Tax-Free Distribution.

        "Materials Common Stock" shall mean the shares of common stock of Materials, par value $.01 per share.

        "Opinion of Counsel" shall mean a written opinion of counsel, other than the King & Spalding Opinion, delivered to Materials relating to the taxability of the Transaction, which opinion is of a strength and character appropriate to the issues at stake and which opinion and counsel are reasonably satisfactory to Lockheed Martin. For this purpose, the parties agree that Sutherland, Asbill & Brennan will be deemed satisfactory counsel. Such Opinion of Counsel shall be (a) obtained from approved counsel that (i) is engaged by Materials for the purpose of providing such Opinion of Counsel prior to Materials' taking substantial steps toward consummating the action that is to be the subject of the Opinion of Counsel and (ii) is, from the time of its engagement, actively involved by Materials in Materials' consideration, review or evaluation of the proposed action or conduct, (b) delivered, together with copies of supporting documentation relied upon in such Opinion of Counsel, to Lockheed Martin in sufficient time prior to Materials' consummation of the action that is the subject of such Opinion of Counsel to allow Lockheed Martin a reasonable opportunity to review the Opinion of Counsel prior to Materials' consummation of the action that is the subject of the Opinion of Counsel, and
(c) brought current, with no changes except as expressly agreed by Lockheed Martin in writing as of the date that Materials consummates the action. In addition, such Opinion of Counsel shall expressly provide that Lockheed Martin is entitled to rely thereon. Such Opinion of Counsel must state that the proposed action or conduct, or in the case of a request under Section 2.5(a) of the Tax Assurance Agreement, the failure to satisfy such request, will neither cause the Transaction to fail to qualify under Section 355 of the Code nor cause the distribution to be a disqualified distribution under Section 355(d) of the Code, without any qualification other than those in the King & Spalding Opinion or those which are otherwise acceptable to the parties. Such Opinion of Counsel
(a) may assume the accuracy of the facts and assumptions relied upon in the King & Spalding Opinion, but only as of the date of the King & Spalding Opinion, (b) may rely upon written representations, appropriate to the issues at stake, of parties to the action or conduct which representations have been subject to due diligence by the approved counsel which due diligence shall be described in the Opinion of Counsel in reasonable detail, and (c) may assume that the Transaction would qualify as a Tax-Free Distribution except that such assumption shall not extend to (i) the action or conduct which is the subject of the Opinion of Counsel and (ii) other action or conduct of Materials that is described in
Section 2.1, 2.2, 2.4 or 2.5 of the Tax Assurance Agreement and for which an Opinion of Counsel has not been obtained. Such Opinion of Counsel shall be deemed satisfactory to Lockheed Martin unless written notice that it is unsatisfactory with specifications as to the reasons is given to Materials as soon as practicable, but no later than 30 days after delivery to Lockheed Martin pursuant to the notice provisions of Section 3.4 of both such Opinion of Counsel and the supporting documentation identified in such Opinion of Counsel as being relied upon.

        "Person" shall mean an individual, a general partnership, a limited partnership, a limited liability company, an association, a joint venture, a corporation, a business, a trust, any entity organized under applicable law, an unincorporated organization or any governmental authority.

        "Tax Assurance Agreement" shall mean the Tax Assurance Agreement, by and between Lockheed Martin and Materials, entered into in connection with the Transaction.

        "Tax-Free Distribution" shall mean a distribution qualifying under
Section 355 of the Code that is free from federal income taxes except for taxes resulting from the recognition of gain or income under the consolidated return regulations (i.e., taking into account gain from intercompany transactions or income attributable to excess loss accounts) and gain recognized on the receipt of cash paid in lieu of fractional shares. Thus, for example, a distribution for which gain is recognized as the result of a disqualified distribution within the meaning of Section 355(d) of the Code is not a Tax-Free Distribution.

          Section 1.2  Interpretation and Construction of this Agreement.  The
                       -------------------------------------------------
definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine or neuter form. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The headings contained in this Agreement are inserted for convenience only and shall not constitute a part hereof. All references herein to Articles and Sections (other than references to Sections of the Code) shall be deemed to be references to Articles and Sections of this Agreement unless the context shall otherwise require. Unless the context shall otherwise require or provide, any reference to any agreement or other instrument or statute or regulation is to such agreement, instrument, statute or regulation as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provision), provided, however, that no covenant herein shall be deemed to have been breached because of a change in law or regulation which is enacted or issued subsequent to the completion of the action or conduct which is the subject of the covenant. This Agreement shall be construed in accordance with its fair meaning and shall not be construed strictly against the drafter.


                                  ARTICLE II.
                                INDEMNIFICATION
                                ---------------

          Section 2.1  Indemnification for a Failure for Any Reason Other Than
                       -------------------------------------------------------
Fault.  Lockheed Martin and Materials agree that any liability of Lockheed
- -----
Martin or Materials for Distribution Taxes to any Person resulting from a Failure, other than liability arising under Section 2.2 or 2.3, shall be allocated 81 percent to Lockheed Martin and 19 percent to Materials, provided, however, that the aggregate liability of Materials under this Section 2.1 (including the sum of the costs, if any, incurred and borne by Materials pursuant to Section 2.5(a) of the Tax Assurance Agreement), whether such liability is the result of one or a number of disputes, shall in no event exceed $25 million. Lockheed Martin agrees to indemnify and hold harmless Materials for any liability for Distribution Taxes resulting from a Failure, other than liability arising under Section 2.2 or 2.3, imposed upon Materials in excess of the liability allocated to Materials under this Section 2.1.

          Section 2.2  Indemnification for a Failure Because of Fault.  Lockheed
                       ----------------------------------------------
Martin and Materials each agrees to indemnify and hold harmless the other for any liability for Distribution Taxes to any Person resulting from a Failure as a result of the Fault of the indemnifying party.

          Section 2.3  Indemnification for Liability Arising From a Hostile
                       ----------------------------------------------------
Takeover.  Excluding any acquisition of Materials with respect to which it
- --------
obtains an Opinion of Counsel, if either Lockheed Martin or Materials is acquired in a manner that causes a Failure, and the Failure did not result from the Fault of either party, the liability of Lockheed Martin and Materials for Distribution Taxes to any Person resulting from such Failure shall be allocated solely to the party so acquired. To the extent that this Section
2.3 is applicable, it shall apply with respect to any liability arising from the Failure, and Sections 2.1 and 2.2 shall not apply to such extent.

          Section 2.4  Exclusive Remedy.  The remedies provided in this Article
                       ----------------
II constitute the sole and exclusive remedies for recoveries by each of the parties against the other arising out of, based upon, or in connection with a Failure. Neither Lockheed Martin nor Materials shall assert any right or make any claim to recover or seek relief for a Failure on any basis other than as provided in this Agreement, including, but not limited to, rights or claims in contract or tort (including fraud and fraudulent misrepresentation), at law or in equity, under common law or statute, or otherwise. Each of Lockheed Martin and Materials waives any and all such rights or claims except for rights or claims arising pursuant to the express terms of this Agreement and the Tax Assurance Agreement.

          Section 2.5  Notice of Investigation.  If either Lockheed Martin or
                       -----------------------
Materials receives any written notice that a taxing authority is considering treating the Transaction as not qualifying under Section 355 of the Code or as constituting a disqualified distribution within the meaning of Section 355(d) of the Code, the party receiving such notice shall promptly give written notice thereof to the other party. Each party agrees that from and after such time as it obtains knowledge that any representative of a taxing authority has formally begun to investigate or inquire as to the tax-free status of the Transaction, it will notify the other, consult with the other from time to time as to the conduct of such investigation or inquiry, and provide the other with copies of all correspondence between it or its representatives and such taxing authority pertaining to such investigation or inquiry. Each party agrees that, from such time as the taxing authorities have proposed an adjustment based upon the Transaction not constituting a Tax-Free Distribution, it shall, to the extent possible, arrange for a representative of the other to be present at all meetings with such taxing authority or any representative thereof pertaining to such investigation or inquiry, permit the other to consult with respect to such disputes, and, if the other party may be liable under Section 2.2 or 2.3, permit the other to participate in the resolution of any such disputes.

          Section 2.6  Tax Benefit.  In determining any liability for
                       -----------
indemnification under this Article II, the parties shall take into account the extent of any tax benefit realized by the indemnitee with respect to the obligation for which there is an indemnification obligation under this Agreement.


                                  ARTICLE III.
                          PROCEDURAL AND OTHER MATTERS
                          ----------------------------

          Section 3.1  Forms 1099.  Lockheed Martin shall file on behalf of and
                       ----------
at the expense of Materials all Forms 1099 due with respect to the receipt by Materials' shareholders of any cash paid in lieu of fractional shares in the Transaction.

          Section 3.2  Form of Payment.  Whenever payment is required under this
                       ---------------
Agreement, payment shall be made in cash by wire transfer of immediately available funds.

          Section 3.3  Character of Payments; Gross-Up.  All payments made by
                       -------------------------------
any party pursuant to this Agreement or Section 2.5(a) of the Tax Assurance Agreement shall be treated as the discharge of liabilities incurred by such party in connection with the Transaction. If, notwithstanding such treatment by the parties, payment by any party is finally determined to be taxable to the other party by any taxing authority, there shall be a gross-up with respect to such payment to such other party to the extent necessary to fully indemnify the indemnitee on an after-tax basis. The amount of such gross-up shall be determined consistent with all of the principles contained in this Agreement and the Tax Assurance Agreement. Thus, for example, the gross-up payment, as well as the amount of the indemnified liability, shall take into account the extent of the tax benefits, if any, realized by the indemnitee with respect to the obligation for which there is an indemnification obligation under this Agreement or the Tax Assurance Agreement, and if the indemnification arises under Section
2.1 of this Agreement (or Section 2.5(a) of the Tax Assurance Agreement), all costs and the amount of the gross-up shall be apportioned 81% to Lockheed Martin and 19% to Materials, subject to any applicable limitations on the aggregate liability of Materials. Any such gross-up with respect to the liabilities that may arise under Section 2.1 or the Tax Assurance Agreement shall be treated as a liability of Materials for the purpose of determining its aggregate liability under Section 2.1 such that, notwithstanding such gross-up, Materials' aggregate liability shall be limited to $25 million.

          Section 3.4  Notices.  Any notice, demand, claim or other
                       -------
communication under this Agreement shall be in writing and shall be deemed to have been given on the earliest of the following:

             (a)  upon the delivery thereof if delivered personally;

             (b) on the date on which delivery thereof is guaranteed by the carrier if delivered by a national courier guaranteeing delivery within a fixed number of days of sending; or

             (c) on the date on which facsimile transmission thereof is confirmed "OK" by the receiving machine if transmitted by facsimile machine and confirmed by delivery by one of the prior methods;

but, in each case, only if addressed to the parties in the following manner at the following addresses or facsimile numbers ("Fax") (or at such other address or other facsimile number as a party may specify by written notice to the other):

          Lockheed Martin:  Lockheed Martin Corporation
                            6801 Rockledge Drive
                            Bethesda, Maryland  20817
                            Attention:  Senior Vice President and General
                                        Counsel
                            URGENT:         NOTICE UNDER LOCKHEED
                                            MARTIN/MATERIALS TAX
                                            AGREEMENT
                            Tel: (301) 897-6125
                            Fax: (301) 897-6791

          With a copy to:   Lockheed Martin Corporation
                            6801 Rockledge Drive
                            Bethesda, Maryland  20817
                            Attention:  Vice President and General Tax Counsel
                            URGENT:         NOTICE UNDER LOCKHEED
                                            MARTIN/MATERIALS TAX
                                            AGREEMENT
                            Tel: (301) 897-6063
                            Fax: (301) 897-6880


          Materials:        Martin Marietta Materials, Inc.
                            2710 Wycliff Road
                            Raleigh, North Carolina  27607
                            Attention:  Vice President and Chief Financial
                                        Officer
                            URGENT:         NOTICE UNDER LOCKHEED
                                            MARTIN/MATERIALS TAX
                                            AGREEMENT
                            Tel: (919) 783-4658
                            Fax: (919) 510-4700

          With a copy to:   Martin Marietta Materials, Inc.
                            2710 Wycliff Road
                            Raleigh, North Carolina  27607
                            Attention:  Vice President and General Counsel
                            URGENT:         NOTICE UNDER LOCKHEED
                                            MARTIN/MATERIALS TAX
                                            AGREEMENT
                            Tel: (919) 783-4506
                            Fax: (919) 783-4535


                                  ARTICLE IV.

                           MISCELLANEOUS PROVISIONS
                           ------------------------

          Section 4.1  Tax Sharing Agreement.  The Tax Sharing Agreement, dated
                       ---------------------
as of February 18, 1994, by and between Martin Marietta Corporation, a Maryland corporation and a predecessor-in-interest to Lockheed Martin, and Materials (the "Tax Sharing Agreement"), shall remain in full force and effect in accordance with its terms and is not amended or otherwise modified by this Agreement.

          Section 4.2  Entire Agreement.  This Agreement, together with the Tax
                       ----------------
Sharing Agreement and the Tax Assurance Agreement, embodies the entire agreement and understanding of the parties in respect of the subject matter contained herein and in those documents. This provision shall not abrogate any other agreement or understanding between the parties dealing with a different subject matter that was executed contemporaneously with this Agreement. Except with respect to any subsequent written modifications of this Agreement, this Agreement, the Tax Sharing Agreement and the Tax Assurance Agreement supersede any prior agreements or understandings and abrogate any inconsistent provisions of any contemporaneous agreements or understandings between the parties with respect to the subject matter contained in this Agreement, the Tax Sharing Agreement and the Tax Assurance Agreement.

          Section 4.3  Waiver, Amendment, etc.  This Agreement may not be
                       -----------------------
amended or supplemented, and no waivers of or consents to departures from the provisions hereof shall be effective, unless set forth in a writing signed by, and delivered to, each party. No failure or delay of any party in exercising any power or right under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

          Section 4.4  Survival.  The covenants and agreements contained herein
                       --------
shall survive until 30 days after the expiration of all applicable statutes of limitations under the Code with respect to the Transaction, except as otherwise provided herein. No investigation or other examination by Lockheed Martin or Materials, or their respective representatives, shall affect the term of survival of the covenants and agreements set forth in this Agreement.

          Section 4.5  Governing Law.  THIS AGREEMENT SHALL BE INTERPRETED, AND
                       -------------
THE RIGHTS, OBLIGATIONS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF MARYLAND.

          Section 4.6.  Consent to Jurisdiction.  LOCKHEED MARTIN AGREES THAT IT
                        -----------------------
WILL BRING ANY ACTION OR PROCEEDING FOR THE ENFORCEMENT OF ANY RIGHT, REMEDY, OBLIGATION OR LIABILITY ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT SOLELY IN THE STATE OR FEDERAL COURTS LOCATED IN NORTH CAROLINA. MATERIALS AGREES THAT IT WILL BRING ANY ACTION OR

PROCEEDING FOR THE ENFORCEMENT OF ANY RIGHT, REMEDY, OBLIGATION OR LIABILITY ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT SOLELY IN THE STATE OR FEDERAL COURTS LOCATED IN MARYLAND. EACH PARTY HEREBY IRREVOCABLY WAIVES ITS RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE OTHER EXCEPT IN ACCORDANCE WITH THE PRECEDING SENTENCES. EACH PARTY CONSENTS THAT ALL SERVICE OF PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO THE PARTY AT THE ADDRESS STATED IN SECTION 3.4.

          Section 4.7  Severability.  The invalidity or unenforceability of any
                       ------------
provision hereof in any jurisdiction will not affect the validity or enforceability of the remainder hereof in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. To the extent permitted by applicable law, each party waives any provision of applicable law that renders any provision hereof prohibited or unenforceable in any respect. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible.

          Section 4.8  Counterparts.  This Agreement may be executed in one or
                       ------------
more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          Section 4.9  Binding Agreement.  This Agreement shall be binding upon
                       -----------------
and shall inure only to the benefit of the parties hereto and their respective successors and assigns (by merger, acquisition of assets, or otherwise) to the same extent as if the successor or assign had been an original party to this Agreement.

          Section 4.10  No Third Party Beneficiaries.  This Agreement is not
                        ----------------------------
intended to benefit any person other than the parties hereto and their respective successors and assigns, and no such person (including stockholders of Lockheed Martin or shareholders of Materials) shall be a third party beneficiary hereof.

          Section 4.11  Assignment.  Neither Lockheed Martin nor Materials shall
                        ----------
assign this Agreement or any rights, interests or obligations thereunder, or delegate any of its obligations hereunder, without the prior written consent of the other.

          Section 4.12  Termination. The rights and obligations of the parties
                        -----------
to this Agreement shall terminate, and neither party shall have any liability under this Agreement, if the Transaction is not consummated.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives.

                                 LOCKHEED MARTIN CORPORATION



                                 By:  __________________________
                                      Name:   Marcus C. Bennett
                                      Title:  Executive Vice President
                                              and Chief Financial Officer



                          THIS IS A SIGNATURE PAGE TO
                          ---------------------------
                    THE SUPPLEMENTAL TAX SHARING AGREEMENT
                    --------------------------------------
                    AND IS EXECUTED BY THE PARTY NAMED ABOVE.
                    -----------------------------------------

                                 MARTIN MARIETTA MATERIALS, INC.



                                 By:  __________________________
                                      Name:   Stephen P. Zelnak, Jr.
                                      Title:  President and Chief Executive
                                              Officer



                          THIS IS A SIGNATURE PAGE TO
                          ---------------------------
                    THE SUPPLEMENTAL TAX SHARING AGREEMENT
                    --------------------------------------
                    AND IS EXECUTED BY THE PARTY NAMED ABOVE
                    ----------------------------------------